Page 5 of 6 Pages

                  			    EXHIBIT INDEX


Page No.        	Identification and Classification of the Subsidiary
6	               Which Acquired the Security Being Reported on by the
       		        Parent Holding Company

                                                 Page 6 of 6 Pages


                  			       EXHIBIT


        	      Identification of the Relevant Subsidiary


The Aetna Casualty and Surety Company, an insurance company and wholly-owned subsidiary of Aetna Life and Casualty Company.


   	      3,000,000 shares of Common Stock;	 $.01 Par Value